Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Standard Microsystems Corporation (the Company), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended August 31, 2008 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Steven J. Bilodeau
(signature)
Steven J. Bilodeau
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Joseph S. Durko
(signature)
Vice President, Corporate Controller and
Chief Accounting Officer
(Principal Financial Officer)

Dated: October 3, 2008